EXHIBIT 10.1

                                 PROMISSORY NOTE

PRINCIPAL:  $450,000.00  USD                             DATED:  JULY  25,  2003

For value received, the undersigned, SPECTRUM SCIENCES AND SOFTWARE, INC., a Florida corporation, hereby promises to pay to BG CAPITAL GROUP LTD., a Bahamas corporation, or order, on November 30, 2003, the aggregate principal sum of $450,000.00 USD (the Principal Sum), together with interest at the rate of 8% per annum to accrue from July 25, 2003 until fully paid, calculated as simple annual interest.

The undersigned waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note and specifies that time is to be of the essence of this Note.

The undersigned, if not in default under this Note, may prepay all or any amount owing hereunder, without notice or bonus, upon payment to BG Capital Group LTD., or order, of interest at the rate aforesaid to the date of such prepayment, on the amount so prepaid.

If any provision of this Note is held to be invalid, illegal or unenforceable, then such shall not affect or impair the validity, legality or enforceability of the remaining provisions. In particular, the undersigned acknowledges and agrees that if the cost of the Principal Sum exceeds the rate of interest permitted under the laws of the State of Florida, then the cost of the Principal Sum shall be deemed to be equal to the maximum rate which will not exceed such usuary rate of interest.

All dollar amounts referred to in this Note are stated in United States of America currency, unless otherwise expressly stated.

This Note is to be construed under and governed by the laws of the State of Florida and the venue for the enforcement of this Note shall be solely and exclusively in the State of Florida.
WITNESS  the  hand and seal of the undersigned as of the 25th day of July, 2003.

SPECTRUM  SCIENCES  AND  SOFTWARE,  INC.


Per: /s/ Nancy  Gontarek
     -----------------------
     Authorized  Signatory
     Name:  Nancy  Gontarek
     Title: Chief Financial Officer